Missy Keney, Investor Relations 701.280.5120 (Office) : 218.791.6818 (Cell) missy.keney@alerus.com investors.alerus.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION DECLARES

CASH DIVIDEND ON COMMON SHARES

GRAND FORKS, N.D. (July 26, 2021) – Alerus Financial Corporation (NASDAQ: ALRS) announced that its board of directors declared a regular quarterly cash dividend of $0.16 per common share, a 6.7 percent increase over the dividend paid a year ago. The dividend is payable on October 8, 2021, to shareholders of record as of close of business on September 17, 2021. Current and historic dividend information, as well as quarterly financial statements, investor presentations, and earnings call transcripts are available online through Alerus’ investor relations website at investors.alerus.com.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, ND. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to businesses and consumers through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. These solutions are delivered through a relationship-oriented primary point of contact along with responsive and client-friendly technology. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN metropolitan area and Scottsdale and Mesa, AZ. Alerus Retirement and Benefits plan administration offices are located in St. Paul, MN, East Lansing, MI, and Littleton, CO.

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